Exhibit 10.39

EXHIBIT E:
PLEDGE AGREEMENT

AMENDED NOVEMBER 13, 2019

This is an amendment to that pledge agreement (the “Original Pledge Agreement”) made and effective on June 6, 2019, by and between NutraLife BioSciences, Inc., a Florida corporation (“NutraLife”), PhytoChem Technologies, Inc. (“PhytoChem”), a Florida corporation (NutraLife and PhytoChem are collectively referred to herein as the “Company”), Brenda Hamilton, an individual (the “Pledgor”) and Kahn Family Limited PT II (the “Purchaser”) and is effective as of the day set forth on the signature page hereto. The Company, the Pledgor and the Purchaser are referred to herein collectively as the “Parties”, or individually as a “Party”.

NOW THEREFORE, the Parties hereby amend and replace the Original Pledge Agreement in its entirety and replace it with this agreement (the “Pledge Agreement”) in exchange for good and valuable consideration the receipt of which is hereby acknowledged as follows:

RECITALS:

WHEREAS, the Company obtained certain rights to commercialize and monetize certain technology and phytoextractor equipment known as the Ennea Processor (“Ennea” or “Ennea Processor”) pursuant to an agreement by and between Owen J. Morgan (“Morgan”) and the Company dated February 4, 2019 (the “Morgan Agreement”);

WHEREAS, the Company requires capital to manufacture, purchase, monetize and commercialize the Ennea Processors and the Purchaser purchased a Convertible Promissory Note, as amended (the “Note”) from the Company which bears interest (the “Interest”) at the rate set forth in the Note (the “Interest”) on the principal amount of $1,000,000 (“Principal” or the “Principal Amount”);

WHEREAS, the first four of the Ennea Processors that the Company commercializes and/or monetizes pursuant to the Morgan Agreement shall serve as collateral (“Collateral Processors”) for the Principal Amount pursuant to the terms of the Note and Security Agreement (the “Security Agreement”) attached to the Investment Agreement as Exhibits B and C;

WHEREAS, in addition to the Company’s Assets, Collateral Processors, Interest (the “Collateral”) and Securities paid by the Company to the Purchaser as consideration for the Note, the Purchaser requested additional security (the “Additional Collateral”) for the Principal Amount in the form of a mortgage on real property held by Pledgor which Pledgor has agreed to provide based upon the representations of the Company and Purchase contained in the Transaction Documents (as defined herein);

WHEREAS, the Pledgor agreed to provide a mortgage lien covering certain real property (the “Real Property”) as set forth in the mortgage (the “Mortgage”) attached as Exhibit F to the Investment Agreement as the Additional Collateral. In exchange for providing the Additional Collateral, the Company shall pay to the Pledgor the consideration set forth in this Pledge Agreement and in the Pledgor Royalty Agreement attached as Exhibit G to the Investment Agreement; and

WHEREAS, the Mortgage will be reduced by all consideration paid to the Purchaser by the Company under the Transaction Documents.

NOW THERFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Pledge Agreement agree as follows:

ARTICLE 1. RECITALS.

ARTICLE 1.1 The above recitals are true and correct and made a part hereof.

ARTICLE 2. DEFINITIONS.

ARTICLE 2.1 The Investment Agreement, Note, Purchaser Royalty Agreement, Security Agreement, Pledgor Royalty Agreement and the Mortgage are referred to as the “Ancillary Agreements”. This Pledge Agreement and the Ancillary Agreements shall be referred to collectively as the “Transaction Documents”.

ARTICLE 3. REPRESENTATIONS OF THE COMPANY.

ARTICLE 3.1 To induce Pledgor to enter into this Pledge Agreement and the Mortgage, the Company and Purchaser hereby represent and warrant to the Pledgor that each the Company and Pledgor will timely comply with all requirements and obligations under the Transaction Documents and the Company shall pay all amounts owing to the Purchaser, whether for Royalty Payments, Principal, Interest, Fees, Expenses, Premiums, Indemnities or otherwise, and that it will delivery full and timely payment of all and any amounts due and/or which may become due to the Purchaser from the Company from time to time in connection with the Transaction Documents without limitation. Purchaser understands that all consideration delivered to the Purchaser by the Company pursuant to the Transaction Documents will be applied to reduce the Principal Amount secured by the Mortgage and as a result, the Mortgage will be reduced by any and all payments of consideration of any type (including cash or Securities) made by the Company to the Purchaser under (i) the Transaction Documents and (ii) the Original Investment Agreement and Original Note each dated June 6, 2019.

ARTICLE 4. PLEDGE AND CONSIDERATION TO PLEDGOR

ARTICLE 4.1 REAL PROPERTY. Based upon the representations of the Company and the Purchaser that they will perform and comply with their obligations and duties under the Transaction Documents, the Pledgor shall provide the Purchaser with the Mortgage which shall secure the Company’s payment of the Principal Amount pursuant to the Transaction Documents. The Principal Amount is secured by the real property located at 1576 Fan Palm Road Boca Raton, Florida (“Real Property Collateral”) as set forth in the Mortgage. The Mortgage will be reduced from time to time by any and all payments of any nature (including cash or Securities) made by the Company to the Purchaser under the Transaction Documents.

ARTICLE 4.2 CONSIDERATION FOR PLEDGE. In exchange for providing the Real Property Collateral, the Company shall pay to Pledgor: (i) 500,000 shares of the Company’s common stock, $.0001 par value per share (the “Common Shares”) which was issued upon execution of the Original Pledge agreement, (ii) commencing on December 7, 2019 and ending on the Maturity Date, monthly payments equal to 5% interest on the Principal Amount accruing on the Principal Amount and accrued interest from June 6, 2019 until the Maturity Date, and (iii) eight and one-half percent (8.5%) of the revenue generated from the Collateral Processors (the “Royalty”) so long as any portion of the Principal Amount is outstanding and five percent (5%) thereafter on the first two (2) machines commercialized and/or monetized by the Company as set forth in the Pledgor Royalty Agreement (the “Pledgor Royalty Agreement”) attached to the Investment Agreement as Exhibit G.

ARTICLE 4.3 ISSUANCE OF THE SECURITIES. The Common Shares issued to Pledgor pursuant to Article 4 hereof upon issuance were duly authorized, validly issued, fully paid and nonassessable, free and clear of all rights, liens and encumbrances.

ARTICLE 4.4 FULL RECOURSE NOTE. The Note granted by the Company to the Purchaser is a full recourse promissory note and in the event of a default by the Company of the Note, the Purchaser shall have full recourse to all the assets of the Company. In the event of a default by the Company, the Purchaser must first proceed against and exhaust all remedies against the Company and its assets prior to proceeding against the Mortgage and/or commencing an action to foreclose the Mortgage to recover the difference between the then outstanding Principal Amount and any and all consideration of any nature paid by the Company to the Purchaser under the Transaction Documents.

ARTICLE 4.5 EXTENSION AND TERMINATION. The terms set forth in the Transaction Documents including may not be extended by the Purchaser and the Company without the express written consent of the Pledgor so long as any portion of the Principal Amount is outstanding. In the event that any of the Transaction Documents are amended and/or modified in any respect without the Pledgor’s written consent while any portion of the Principal Amount is outstanding then (i) Pledgor’s obligation to provide security under this Pledge Agreement shall automatically cease, (ii) the Mortgage shall be deemed satisfied and released in full as security for the Principal Amount of the Note and (iii) the Purchaser will immediately record with the Palm Beach County Property Appraiser’s Officer, a Satisfaction of the Mortgage releasing the Purchaser’s lien on the Real Property at the cost of the Company.

ARTICLE 5. THE NOTE & COLLATERAL PROCESSORS.

ARTICLE 5.1 COLLATERAL AS SECURITY. A condition precedent to the execution of this Pledge Agreement by the Pledgor is that the Principal Amount be first secured by the Company’s current and future assets as set forth in the Transaction Documents. The payment of the Principal Amount by the Company to the Purchaser is a direct debt obligation of the Company and is secured by all current and future assets of the Company. The Transaction Documents will not be amended, and the Collateral as defined in the Security Agreement shall not be modified or released without the express written consent of the Pledgor. The Company will not sell or offer to sell or otherwise transfer or grant or allow the imposition of a lien or security interest upon the Collateral as defined in the Security Agreement or use any portion thereof in any manner inconsistent with the Transaction Documents or with the terms and conditions of any policy of insurance thereon. The Company will not sell or offer to sell or otherwise transfer or grant or allow the imposition of a lien or security interest upon the Collateral or any of its other assets while the Principal is outstanding or use any portion thereof in any manner inconsistent with this Pledge Agreement or with the terms and conditions of any policy of insurance thereon. In the event that the Transaction Documents are amended or modified by the Company and Purchaser without Pledgor’s written consent, the Mortgage shall be deemed satisfied and released in full as security for the Principal Amount of the Note and the Purchaser will immediately record with the Palm Beach County Property Appraiser’s Officer, a Satisfaction of the Mortgage releasing the Purchaser’s lien on the Real Property.

ARTICLE 6. COVENANTS.

ARTICLE 6.1 The Company agrees to indemnify, defend and hold harmless Pledgor against all losses, claims, demands, liabilities and expenses of every kind caused by Pledgor’s entry into this Pledge Agreement and the Mortgage including attorneys fees. The Company further agrees that while the Mortgage is outstanding not to permit any lien on its assets and that the Company not to sell, hypothecate or otherwise dispose of, nor permit the transfer by operation of law of, any of its assets until such time as the Purchaser has recorded with the Palm Beach County Property Appraiser’s Officer, a Satisfaction of the Mortgage releasing the Mortgage on the Real Property.

ARTICLE 7. CONVERSION OF PRINCIPAL AMOUNT BY PURCHASER.

ARTICLE 7.1 Under the terms of the Note, the Purchaser may at any time while the Note is outstanding, convert the amount of outstanding Principal and accrued Interest due under the Note into the Company’s Common Stock, $.0001 par value per share (the “Conversion Shares”) at the price of $1.00 per share. Should the Purchaser exercise its right to convert the Note into the Conversion Shares then the Real Property Collateral shall be released as security for the Principal Amount and the Purchaser will record with the Palm Beach County Property Appraiser’s Officer, a Satisfaction of the Mortgage releasing the Purchaser’s lien on the Real Property.

ARTICLE 8. DEFAULT OF THE NOTE.

ARTICLE 8.1. DEFAULT. A “Default” shall mean that the Company has failed to make any payment required under the Note, within fifteen (15) days after the date the payment is due.

ARTICLE 8.2 PRIORITY. If after the exhaustion of all other remedies including enforcement of the lien against the Collateral and collection of all amounts due from the Company, there remains a Default owed to Purchaser, then the Purchaser shall provide written notice to Pledgor of the default (“Notice of Default”) and Pledgor shall have the option but not the obligation to cure the Default. In such event, the amounts paid by Pledgor to enforce its rights hereunder shall bear interest at the highest rate allowed under Florida law.

ARTICLE 8.3 INTEREST IN THE EVENT OF DEFAULT. So long as the Company is in default of its obligations under the Transaction Documents, then the Company shall pay Pledgor interest on the Principal and accrued interest outstanding under the Note at the highest rate allowed under Florida law.

ARTICLE 8.4 PLEDGOR’S LIABILITY. Under no circumstances shall the Mortgage secure more than the Principal Amount minus all consideration of any nature paid by the Company to the Purchaser under the Transaction Documents.

ARTICLE 8.5 COLLECTION. If the Company defaults on its obligations under the Note, this Pledge Agreement or any of the other Transaction Documents, the Company shall reimburse Pledgor on demand for (i) payments made by Pledgor to Purchaser to cure a Default by the Company under the Investment Agreement and/or Note, and (ii) all costs and expenses, including attorneys’ fees and disbursements that Pledgor incurs in exercising any right, power, or remedy provided by this Pledge Agreement, the Ancillary Documents or by law or defending any action arising out of this Pledge Agreement or the Ancillary Documents. Additionally, in the event of a Default by the Company, all costs incurred and paid by Pledgor including but not limited to attorney fees and any amounts Pledgor pays to cure a Default by the Company of the Note will bear interest at the highest rate allowed under Florida law.

ARTICLE 9. RELEASE OF COLLATERAL UPON SATISFACTION OF NOTE.

ARTICLE 9.1 Simultaneously with the Purchaser’s receipt of consideration from the Company from time to time in any form (including Securities, Interest or Royalties as defined in the Investment Agreement) with an aggregate value equal to the Principal Amount pursuant to the Transaction Documents, the Purchase will record with the Palm Beach County Property Appraiser’s Officer, a Satisfaction of the Mortgage signed by the Purchaser releasing the Purchaser’s lien on the Real Property. All costs associated with the Mortgage including recording fees and taxes shall be paid by the Company.

ARTICLE 10. WAIVER OF CONFLICTS.

ARTICLE 10.1 The Company and the Purchaser each acknowledge that the Pledgor, Brenda Hamilton and her law firm, Hamilton & Associates Law Group, P.A has in the past performed, and may continue to perform, legal and/or consulting services for the Company in connection with the Transaction Documents and the matters and transactions described therein as well as in matters unrelated to the Transaction Documents. Accordingly, the Company and Purchaser each hereby acknowledge that they have been advised by Brenda Hamilton & Hamilton & Associates Law Group, P.A. to seek the advice of independent legal counsel in connection with the Transaction Documents and transactions contemplated thereby including the Pledge Agreement, Mortgage and Pledgor Royalty Agreement in which Brenda Hamilton is a Party. Additionally, the Company and Purchaser each acknowledge that they have had an opportunity to ask for information relevant to this disclosure and has consulted with independent legal counsel or has had the opportunity to do so and gives its informed consent to Brenda Hamilton & Hamilton & Associates Law Group, P.A. representation of and/or performance of services for the Company in the connection with the Transaction Documents and transactions contemplated thereby.

11. MISCELLANEOUS.

ARTICLE 11.1 NOTICES. Any and all notices or other communications or deliveries to be provided by the parties shall be delivered by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the addresses set forth on the signature page hereto or such other address or facsimile number as the Company may specify for such purposes by notice to the Purchaser delivered in accordance with this Article.

ARTICLE 11.2 ABSOLUTE OBLIGATION. Except as expressly provided herein, no provision of this Pledge Agreement shall alter or impair the obligation of the Company to pay all amounts due to Purchaser and Pledgor, which are absolute and unconditional. The Note is a direct debt obligation of the Company secured by the Collateral (as defined in the Note).

ARTICLE 11.3 GOVERNING LAW AND JURISDICTION. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflict law applicable to contracts made and to be performed with such state. Each of the parties hereto accepts for itself to the jurisdiction of Palm Beach County Florida and irrevocably consents to such jurisdiction in any proceedings and waives any objection to venue laid therein. Any controversy or claim arising out of or relating of this Pledge Agreement shall be settled by binding arbitration administered by the American Arbitration Association and judgment on the award entered in any court having jurisdiction. The arbitration proceedings shall be conducted before a panel of three neutral arbitrators in Palm Beach County, Florida all of whom shall be members of the bar of the state of Florida, actively engaged in the practice of law for at least ten (10) years. Either Party hereto may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy otherwise resolved. Either Party may, without waiving any remedy under this Pledge Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the arbitral tribunal’s determination of the merits of the controversy. Each party shall bear its own costs, expenses and attorney fees and an equal share of the arbitrators’ and administrative fees of arbitration. Except as may be required by law, neither a party nor an arbitrator may disclose the existence content or results of any arbitration hereunder without the prior written consent of the Parties. All documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy, available for the inspection only of the Parties to this Pledge Agreement and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. In consideration for and as a material condition of this Pledge Agreement, each Party agrees that final and binding arbitration is the exclusive means for resolving any claim or controversy arising out of or related to this Pledge Agreement. This Pledge Agreement is a waiver of all rights the Parties may have to a civil court action. Accordingly, only an arbitrator, not a judge or jury, will decide the dispute, although the arbitrator has the authority to award any type of relief that could otherwise be awarded by a judge or jury.

ARTICLE 11.4 SENIORITY. The Company agrees that it shall not incur any indebtedness senior to the Note while it remains outstanding and shall not encumber the Collateral (as defined in the Note) with any interest senior to the Note. If action is instituted to collect on the Note, the Company shall all pay all costs and expenses of Pledgor related thereto, including attorney’s fees, incurred in connection with such action.

ARTICLE 11.5 BANKRUPTCY. The Company’s obligations hereunder shall not be influenced, affected or diminished by any composition of debts, winding up, bankruptcy, as the case may be, of the Company, including any scheme or arrangement approved by any court or other compromise or arrangement made by the Company. The Company undertakes not to claim in such cases in competition with the Purchaser or Pledgor and not to claim from the Pledgor or Purchaser any amount received by the Pledgor or Purchaser in this way or in any other way for any reason whatsoever. The Company shall not claim any debt or payment or enter proof thereof in any Bankruptcy or winding- up proceedings or in any other arrangement or compromise with respect to the Company, until such time as the Pledgor and Purchaser shall receive in full all the amounts due or which may become due to the Purchaser and/or Pledgor from the Company as a result of the Ancillary Agreements or this Pledge Agreement.

ARTICLE 11.6 SEVERABILITY. If any provision of this Pledge Agreement is invalid, illegal or unenforceable, the balance of this Pledge Agreement shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of the Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Purchaser or Pledgor.

ARTCLE 11.7 HEADINGS. The headings contained herein are for convenience only, do not constitute a part of this Pledge Agreement and shall not be deemed to limit or affect any of the provisions hereof.

ARTICLE 11.8 PAYMENT. All payments by the Company shall be made in lawful money of the United States of America at such place as the Pledgor hereof may from time to time designate in writing to the Company.

IN WITNESS WHEREOF, the Parties hereto have executed this Pledge Agreement on November 13, 2019.

NUTRALIFE BIOSCIENCES, INC.	KAHN FAMILY LIMITED PT II

By:	By:
Edgar Ward, Chief Executive Officer		(Signature)

PHYTOCHEM TECHNOLOGIES, INC.		(Print Name)

By:
Edgar Ward, Chief Executive Officer		(Print Title)

Address for Notice:	Address for Notice:

NutraLife Biosciences, Inc.
Attn: Edgar Ward, Chief Executive Officer
6601 Lyons Rd. L-6
Coconut Creek, Fl. 33073	Phone:
edgar@NutraFuels.com	Email:

By:
Brenda Hamilton, an individual as Pledgor

Address for Notice:

1576 Fan Palm Road Boca Raton Fl 33432 561-271-8417
bhamilton@securitieslawyer101.com